UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d) On January 11, 2017, the Board of Directors of MGM Resorts International, a Delaware corporation (the “Company”), appointed John B. Kilroy to serve as a member of the Company’s Board of Directors (the “Board”) until the Company’s next annual meeting or until a successor is elected and qualified. There is no arrangement or understanding between Mr. Kilroy and any other persons pursuant to which he was selected to serve as a director of the Company. The Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Mr. Kilroy within the meaning of Item 404(a) of Regulation S-K. Mr. Kilroy will be entitled to receive the same cash and equity compensation as the other independent directors as described under “Director Compensation” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2016 and incorporated herein by reference. Mr. Kilroy also received a grant of restricted stock units with a target value of $75,000. The restricted stock units vest on the earlier of the first anniversary of the grant date and the date of the Company’s next annual meeting. The grant was made pursuant to the Form of Restricted Stock Unit Agreement for non-employee directors previously filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 7, 2011 and incorporated herein by reference. On January 11, 2017, the Company issued a press release regarding the election of Mr. Kilroy, a copy of which is furnished as Exhibit 99.l to this Form 8-K.

(e) On January 10, 2017, the Compensation Committee of the Board adopted a retirement policy (the “Retirement Policy”) affecting equity awards to certain members of senior management, including the Company’s named executive officers (the “Participants”).

For awards granted after January 1, 2017, the Retirement Policy provides that, upon the voluntary resignation or retirement of (i) a Participant who has attained the age of 60 and who has 15 years or more of service with the Company or (ii) a Participant who has attained the age of 55 with 20 years of service with the consent of the Compensation Committee, such Participant will be entitled to continued vesting of a pro-rated portion of their then-outstanding and unvested equity awards (provided that awards with performance-based vesting criteria will continue to be subject to such criteria in accordance with their term).

In addition, the Retirement Policy provides that in the event of a Participant’s termination of employment due to death or disability, the Participant is entitled to full acceleration of all awards with time-based vesting conditions as of the date of termination (provided that awards with performance-based vesting criteria will continue to be subject to such criteria in accordance with their terms).

As a condition to the receipt of prorated vesting under the Retirement Policy, the Participant must agree to certain confidentiality, non-compete and non-solicitation covenants as more fully described in the Retirement Policy.

The foregoing description of the Retirement Policy does not purport to be complete and is qualified in its entirety by reference to the text of the Retirement Policy, which is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

10.1	Retirement Policy

99.1	Press Release of the Company dated January 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2017

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Chief Corporate Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Retirement Policy

99.1	Press Release of the Company dated January 12, 2017.